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                                                                      EXHIBIT 15

                         ACKNOWLEDGMENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS
                 REGARDING INDEPENDENT AUDITORS' REVIEW REPORT


The Board of Directors
PLATINUM technology International, inc.:


With respect to the registration statements on Form S-8 and Form S-3 of PLATINUM technology International, inc., we acknowledge our awareness of the use therein of our report dated May 14, 1999 related to our review of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.

                                                  /s/ KPMG LLP

Chicago, Illinois
May 14, 1999